Exhibit 23.2

LEE KEELING AND ASSOCIATES, INC.
PETROLEUM CONSULTANTS

TULSA OFFICE First Place Tower 15 East Fifth Street • Suite 3500 Tulsa, Oklahoma 74103-4350 (918) 587-5521 • Fax: (918) 587-2881
www.lkaengineers.com
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
As independent petroleum engineers, Lee Keeling and Associates, Inc. hereby consents to all references to our firm included in or made part of this EXCO Resources, Inc. Annual Report on Form 10-K for the year ended December 31, 2014 and further consents to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-159930, 333-156086, 333-132551, 333-146376, 333-177900 and 333-189262) and on Form S-3 (Nos. 333-169253, 333-192898, 333-193660 and 333-195126) of EXCO Resources, Inc. of information from our reserve reports dated January 6, 2015, January 8, 2014 and January 10, 2013 on the estimated proved oil and natural gas reserve quantities of EXCO Resources, Inc. and certain of its consolidated subsidiaries presented as of December 31, 2014, 2013 and 2012.

/s/ Lee Keeling and Associates, Inc.
LEE KEELING AND ASSOCIATES, INC.
Tulsa, Oklahoma
February 25, 2015